UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Perry Ellis has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued on May 13, 2015

Attached hereto is a press release issued by Perry Ellis on May 13, 2015 (after the SEC was closed for the acceptance of same-day filings) commenting on the notice that it had received from Legion Partners Holdings, LLC (“Legion”) regarding Legion’s intention to nominate three candidates to stand for election to Perry Ellis’ Board of Directors, and present two shareholder proposals, at the Company’s 2015 Annual Meeting.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

[PRESS RELEASE ISSUED ON MAY 13, 2015

BY PERRY ELLIS INTERNATIONAL, INC.]

PERRY ELLIS INTERNATIONAL CONFIRMS RECEIPT OF DIRECTOR NOMINATIONS NOTICE

Perry Ellis Board and Management Team Have Proven Record of Value Creation

MIAMI – May 13, 2015 – (GLOBENEWSWIRE) - Perry Ellis International, Inc. (NASDAQ: PERY) (“Perry Ellis” or the “Company”) confirmed that on May 8, 2015, it received notice from Legion Partners Holdings, LLC (“Legion”) of its intention to nominate three candidates to stand for election to the Perry Ellis Board of Directors at the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). In its notice, Legion also indicated that it intends to present two proposals for consideration by shareholders at the 2015 Annual Meeting.

Perry Ellis issued the following statement:

Perry Ellis is one of the largest and most recognized branded lifestyle apparel companies in the industry with a powerful portfolio of lifestyle brands. The Board regularly evaluates strategies to enhance value for all Perry Ellis shareholders and over the past two years the Board and management team have identified and begun executing on a series of strategic initiatives to drive global growth, reduce costs and inventory and increase gross margins and operating margins, including:

•	Executing strategic review of its portfolio of brands, having exited 30 underperforming, low growth brands and businesses since fiscal 2014;

•	Driving international and licensing growth through strategic partnerships with licensees and other partners, with the signing of 27 new licenses in fiscal 2015 that extended eight of the Company’s brands across geographies and product categories;

•	Expanding Perry Ellis’ Direct-to-Consumer channel focusing on enhancing profitability in order to accelerate future growth;

•	Streamlining its internal team and reporting processes to improve operating performance;

•	Optimizing its competitive positioning in menswear through wholesale, retail and licensing of the Company’s core brands; and

•	Driving efficiencies and generating cost savings through process enhancements, inventory management and sourcing improvements, including $12 million in cost reductions in fiscal 2015.

The results of these actions are evident in the last year, as Perry Ellis’ total shareholder returns for fiscal year 2015 over the prior year have increased 53 percent, compared to the S&P Apparel index at 4 percent and the NASDAQ at 14 percent. The progress is also evident in the Company’s improved results reported over the last three quarters. The Board and management are confident that they are pursuing the right strategy to enhance value for all shareholders and will continue to take actions that will enable Perry Ellis to achieve optimum shareholder value.

The Perry Ellis Board of Directors is committed to continuously enhancing the Company’s corporate governance practices. The Board has taken steps over the past several years to enhance its governance practices, including adopting a majority voting and resignation policy for directors, enhancing the stock ownership requirements under our stock ownership guidelines for directors and executive officers, placing restrictions on hedging and pledging of the Company’s common stock for directors and executive officers and implementing a compensation recoupment policy applicable to directors and executive officers.

Perry Ellis’ Board is comprised of seven experienced and highly qualified directors, five of whom are independent, and all of whom are actively engaged in overseeing management as it executes on its plans for enhancing shareholder value. We believe our Board members have the integrity, knowledge, breadth of relevant and diverse experience and commitment necessary to navigate Perry Ellis through the complex, dynamic and highly competitive global business environment in which we operate and to deliver superior value to all of our shareholders. Our directors bring with them a broad and diverse set of skills and experiences, including in the areas of apparel, merchandising, retailing, e-commerce, branding, marketing, customer service, sales, logistics, operations, distribution, store planning and development, government relations, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, global operations and strategic planning.

The Perry Ellis Board appreciates the importance of recruiting new directors to bring new perspectives, insights, experiences and competencies to the Board. Of the seven current members of the Perry Ellis Board, three have joined the Board within the last 15 months and the Board has an ongoing process in place for continuing to recruit new directors who will enhance the depth and breadth of our Board with relevant experience and competencies.

Notably, Perry Ellis’ Board and management own more than 25 percent of the outstanding shares of common stock of the Company and, accordingly, their interests are firmly aligned with those of shareholders.

The Perry Ellis Board of Directors and management team are committed to acting in the best interests of the Company and all Perry Ellis shareholders. Perry Ellis strives to maintain constructive, ongoing communications with all of its shareholders and welcomes their views and opinions with the goal of enhancing shareholder value. In that regard, since last July Perry Ellis has had numerous meetings with Legion’s principals to understand their views and suggestions.

To date, Legion has failed to provide us with any credible plan or actionable ideas for driving success at Perry Ellis. Months ago, Perry Ellis indicated to Legion that we would consider individuals who may further enhance the depth and breadth of the Perry Ellis Board beyond the three new independent directors that Perry Ellis added over the past 15 months. In response, Legion declined to provide us with any suggested candidates and, instead, has decided to pursue a proxy contest against us. Furthermore, Legion has indicated that it is not prepared to make its candidates available for interview by the Company’s Corporate Governance and Nominating Committee.

The Perry Ellis Board will present its recommended slate of director nominees in the Company’s definitive proxy statement and other materials, to be filed in June with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2015 Annual Meeting.

Morgan, Lewis & Bockius LLP is serving as legal advisor to Perry Ellis.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” or “target” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as otherwise required by the federal securities laws.

Important Additional Information And Where To Find It

Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on April 30, 2014. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Perry Ellis intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

Contact

Investor Contacts:

Dan Burch / Bob Marese

MacKenzie Partners Inc.

(212) 929-5500

Allison Malkin

Senior Managing Director

ICR

203-682-8225

Media Contacts:

Dan Katcher / Matthew Sherman / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449